UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 17, 2018, Paratek Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement with BTIG, LLC (the “Underwriting Agreement”) relating to the underwritten offering of 3,205,128 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Offering”). BTIG, LLC has agreed to purchase the Shares pursuant to the Underwriting Agreement at a price of $15.60 per share. The total proceeds to the Company from the Offering are expected to be approximately $50 million, before deducting estimated offering expenses payable by the Company. The Offering is expected to close on or about January 22, 2018, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company has granted BTIG, LLC an option, exercisable for 30 days, to purchase up to an additional 480,769 shares of the Company’s common stock at the same price per share.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and BTIG, LLC, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Company, all of its directors and executive officers, and certain of its stockholders also agreed not to sell or transfer any shares of the Company’s common stock for 75 days after January 17, 2018 without first obtaining the written consent of BTIG, LLC, subject to certain exceptions as described in the prospectus supplement.

The Offering is being made pursuant to the registration statement on Form S-3, declared effective by the Securities and Exchange Commission on October 29, 2015 (Registration No. 333-207441), a base prospectus dated October 29, 2015 and a prospectus supplement dated January 17, 2018. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP relating to the Shares to be issued is attached as Exhibit 5.1 hereto.

Item 9.01	Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated January 17, 2018, between Paratek Pharmaceuticals, Inc. and BTIG, LLC.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: January 19, 2018	By:	/s/ William M. Haskel
William M. Haskel
SVP, General Counsel and Corporate Secretary